                                                                      ITEM 10.6



         AGREEMENT FOR THE ACQUISITION OF INTELLECTUAL PROPERTY RIGHTS



         This Agreement is entered into by and between The Male Edge, Inc. a Nevada corporation (hereafter "TMEI"), and Bio-Sphere Technology, Inc., a Delaware corporation (hereafter "BTI").

         Witnesseth:

         WHEREAS, BTI is the owner of all right, title and interest in the intellectual property pertaining to the liposomal PGE-1 formula for the treatment of male impotence and erectile dysfunctional, to the marketed under the trade name "The Male Edge" as well as other possible trade names; and

         WHEREAS, TMEI desires to acquire all related intellectual property rights and all rights to develop, manufacture, and market "The Male Edge" and all products derived from the technology; and

         WHEREAS, BTI desires to transfer all such intellectual property rights in exchange for the consideration set forth below;

         Now, therefore in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follow:

                                   ARTICLE I

                                     GRANT

Section 1.01. Upon the terms and conditions set forth herein, BTI grants to TMEI any and all intellectual property rights in and to the product "The Male Edge" and any related technology or products, including the exclusive right to manufacture, develop and sell "The Male

Edge" or any related product under trade name except for such territories and under such conditions as the parties may otherwise agree in writing signed by both parties.

     Section 1.02. TMEI has been informed that such intellectual property rights have not been patented and TMEI agrees to promptly take all steps necessary to patent the product and the related technology in the United States and all other countries and locations where a significant market for the product exists. Significant market shall be interpreted to mean such locations where potential sales justify the expense of pursuing the prosecution of a patent application. The failure of TMEI to promptly fulfill its obligations under this provision shall be deemed to be a material breach of the terms of this agreement.

                                    ARTICLE

                                 CONSIDERATION

     Section 2.01. In exchange for the grant of such intellectual property rights, TMEI shall require to BTI 2,856,000 shares of restricted common stock of TMEI. Section 2.02. The parties have stipulated that the value of the technology acquired is $5,712,000.


                                  ARTICLE III

                             EMPLOYMENT AGREEMENTS

     Section 3.1. TMEI shall appoint, subject to the approval of its shareholders, Jackie R. See, M.D., President of BTI, and James L. Rather, Secretary of BTI, as officers and directors of TMEI. See and Rather shall be provided annual employment contracts with salary and benefits commensurate with compensation packages standard in the industry. Section 3.2. TMEI shall further grant to See full control over the manufacturing process of the product in recognition of his responsibilities and potential liabilities as the inventor. See shall be vested with such authority as is necessary to assure the integrity of the product, and he shall also be consulted regarding the marketing strategies employed in the eventual marketing of the product.


                                   ARTICLE IV

                            DURATION AND TERMINATION

     Section 4.01. Unless this Agreement is otherwise terminated as hereinafter set forth, all right title and interest in and to the acquired intellectual property shall be forever retained by TMEI or its successors or assigns. In the event of termination of this Agreement, the patent or intellectual property rights shall be returned to Jackie R. See, M.D. as the inventor.

     Section 4.02.  In the event of any one of the following:

               (1) A party breaches the Agreement and does not cure such breach within forty-five (45) days after notice thereof from the other party specifying such breach;
               (2)      Liquidation of a party;
               (3) Insolvency or bankruptcy of a party whether voluntary or involuntary;
               (4)      Inability of a party to meet its obligations hereunder;
               (5)      Failure of a party to satisfy and judgment against it;
                        or
               (6)      Appointment of a trustee or receiver for a party;

then, and in addition to all rights and remedies which the other party may have at law or in equity, the other party may, at its option, terminate this Agreement by notice thereof in writing specifying the reason for such termination and a termination date. Such termination shall become effective on the date of termination set forth in the notice of termination, but in no event earlier than forty-five (45) from the date of mailing thereof.

         Section 4.03. The waiver of any default under this Agreement shall not constitute a waiver of the right to terminate this Agreement for any subsequent default.

                                   ARTICLE V

                                    NOTICES

         Section 5.01. All notices required to be several under the terms and conditions of this Agreement by any of the parties hereto upon the other shall be in writing sent by registered mail, with a copy by regular first class mail, to the other parties hereto at the addresses so stated herein or any later addresses, notices of which has previously been given by one party to the other, and the time of such notice shall start with day of deposit of such in the Post Office by the sender. Failure of any party to give any of the notices referred to in this Agreement shall not relieve any party to this Agreement of its obligations under this Agreement not shall it constitute a waiver with respect to any subsequent default. Any such notice may be addressed as follows:
Bio-Sphere Technology, Inc. The Male Edge, Inc. 2545 South Bruce Street, Suite C 1601 East Flamingo, Suite 18 Las Vegas, NV 89109 Las Vegas, NV89119


                                  ARTICLE VII

                                 FORCE MAJEURE

     Section 6.01. None of the parties hereto shall be liable in damages or have the right to cancel for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to Acts of God, Government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, fires, floods, work, stoppages and embargoes.

                                  ARTICLE VII

                        CONSTRUCTION AND INTERPRETATION

     Section 7.01. This Agreement set forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties, and their officers, directors or employees relating to the subject matter hereof. None of the parties has relied upon any oral representation or oral information given to it by any representative of any of the other parties.

                                  ARTICLE IX

                             SETTLEMENT OF DISPUTES

     Section 9.01. All disputes arising in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the Rules of that organization.

                                    ARTICLE X

                              GOVERNMENT CONSENT

     Section 10.01. It is understood that TMEI shall have the sole obligation to secure the written approval of any regulatory agencies and boards for the manufacturing and marketing of the product.

                                   ARTICLE XI

                                  COUNTERPARTS

     Section 11.01. This Agreement may be executed in any number of counterparts, each of which so executed shall be considered an original, but all such counterparts shall together be one and the same Agreement.

                                  ARTICLE XII

                         INFRINGEMENT AND OTHER ACTIONS

     Section 12.01. BTI shall assist TMEI to the extent necessary in the procurement of any protection for, or to protect any of, TMEI's rights in and to the Product or the use of the Trademarks in connection therewith, provided, however, that the provisions of this Paragraph shall not be construed so as to require or obligate BTI to provide any financial assistance hereby. Each party shall notify the other, in writing, of any infringements or limitations by others of the Products similar to those covered by this Agreement that may come to their attention.

                                 ARTICLE XIII

                                INDEMNIFICATION

     Section 13.01. In the event of a breach of this Agreement, the breaching party shall fully indemnify the other party and its respective employees and agents, from all judgments, damages, legal costs and attorney's fees, claims, suits, causes of action, or legal proceedings (including any governmental proceedings) that result from such breach.

     Section 13.02. TMEI agrees to indemnify and hold BTI and its respective employee s agents, and each of them, harmless from all judgments, damages, legal costs and proceedings (including any governmental proceedings) arising as a result of or relating to the manufacture, marketing, advertising, sale, distribution, or use of the Properties under this Agreement, (including, without limitation, any manufacturing, packages, labeling, or advertising defect) not arising out of any malicious wrongs, gross negligence, or deliberate misrepresentations of BTI relating to the Product under this Agreement.


                                  ARTICLE XIV

                                ATTORNEY'S FEES

         Section 14.01. In the event of any controversy, claim, or dispute between the parties, arising out of or relating to this Agreement or its breach, the prevailing party shall be entitled in addition to any other relief, to cover reasonable attorney's fees, expenses, and costs whether or not the controversy, claim or dispute results in litigation or arbitration between the parties.

                                   ARTICLE XV

                             WAIVER OR MODIFICATION

      Section 15.01. No waiver or modification of this Agreement shall be valid unless in writing and signed by the party to be charged thereto. No waiver of any breach of this Agreement shall be deemed a waiver of any subsequent breach of like or similar nature.

                                    ARTICLE

                                 BINDING EFFECT

         Section 16.01. This Agreement shall inure to the benefit of, and shall be binding upon, the assigns and successors in interest of either party.

                                  ARTICLE XVII

                                  SEVERABILITY

     Section 17.01. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the remaining provisions shall not be affected thereby but shall continue in full force and effect. To the extent any provision is unenforceable, it shall be enforced to the fullest extent permitted by law.

                                 ARTICLE XVIII

                                ENTIRE AGREEMENT

       Section 18.01. This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior representations, promises, negotiations, or covenants, whether written or oral.

         IN WITNESS HEREOF, the parties have caused this Agreement to be signed by the respective officers hereunto duly authorized.



ATTEST:


BIO-SPHERE TECHNOLOGY, INC.


By: /s/ JACKIE R. SEE, M.D.                   By: /s/ JAMES L. RATHER
   --------------------------                     --------------------------

Title: President                              Title: Secretary
      -----------------------                       ------------------------

Date: January 7, 1994                         Date: January 7, 1994
      -----------------------                      -------------------------


THE MALE EDGE, INC.

By: /s/ JAMES L. RATHER                        By: /s/ REX A. MORDEN
   --------------------------                     --------------------------
Title: Secretary/Treasurer                     Title: Director
      -----------------------                        -----------------------
Date:  January 7, 1994                         Date: January 7, 1997
      -----------------------                       ------------------------